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                                     EXHIBIT 5.1

                                OPINION AND CONSENT OF
                                 JONES & KELLER, P.C.
                           REGARDING LEGALITY OF SECURITIES

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[JONES & KELLER, P.C. LETTERHEAD]

                                  September 11, 1996

Robert H. Walker, President
Barringer Laboratories, Inc.
15000 West 6th Avenue, Suite 300
Golden, Colorado 80401

Gentlemen:

     We have acted as counsel for Barringer Laboratories, Inc. (the "Company") in connection with a Registration Statement on Form S-3, filed by the Company under the Securities Act of 1933 with the Securities and Exchange Commission. The Registration Statement relates to the proposed public offer and sale of up to 644,706 shares of Common Stock, $.01 par value (the "Shares"), by the Selling Stockholders. The Registration Statement and exhibits thereto filed with the Securities and Exchange Commission under such Act are referred to herein as the "Registration Statement."

     This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

     We have examined the Certificate of Incorporation, as amended, of the Company as filed with the Delaware Secretary of State, the Bylaws of the Company, and the minutes of meetings and records of proceedings of the Board of Directors of the Company, the applicable laws of the State of Delaware, and a copy of the Registration Statement.

     Based upon the foregoing, and having regard for such legal considerations as we deemed relevant, we are of the opinion that the Shares have been legally issued and are fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ Jones & Keller, P.C.

                                        JONES & KELLER, P.C.